SUB-ITEM 77Q3

AIM LIMITED MATURITY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 7/31/2008
FILE NUMBER: 811-05686
SERIES NO.:  2

72DD 1 Total income dividends for which record date passed during the period
       (000's omitted)
       Class A                                         $ 4,241
     2 Dividends for a second class of open end company shares
       Class A3                                        $ 1,652
       Institutional Class                             $   532

       Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
73A. 1 Dividends from net invesment income
       Class A                                         $0.3313
     2 Dividends for a second class of open end company shares
       Class A3                                        $0.3210
       Institutional Class                             $0.3572

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          11,133
     2 Dividends for a second class of open end company shares
       Class A3                                          8,770
       Institutional Class                               1,756

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $10.27
     2 Dividends for a second class of open end company shares
       Class A3                                         $10.27
       Institutional Class                              $10.28